Exhibit 77(Q)

Exhibits

(e)(1)  Amended  and  Restated Schedule A effective April 28, 2008 to the Amended and Restated Investment Advisory Agreement between ING Variable Products Trust and ING Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2008 and incorporated herein by reference.

(e)(2)  Amended Schedule dated January 1, 2008 to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and ING Investment Management Co. – Filed as an Exhibit to Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2008 and incorporated herein by reference.